UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 30, 2021

MARQETA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40465	27-4306690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
180 Grand Avenue, 6th Floor
Oakland, California 94612
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (888) 462-7738
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MQ	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2021, Marqeta, Inc. (the “Company”) and Mr. Kevin Doerr, the Company’s Chief Product Officer, mutually agreed to end their employment relationship effective September 10, 2021. This decision was not due to any disagreement between the Company and Mr. Doerr on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Doerr for his contributions and wishes him future success. Vidya Peters, the Company’s Chief Marketing Officer, will serve as interim Chief Product Officer while the Company conducts a process to identify a new Chief Product Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARQETA, INC.
Date: September 2, 2021	/s/ Philip (Tripp) Faix
Philip (Tripp) Faix
Chief Financial Officer